EX 24.1


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT: That the undersigned, a director or officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Joe
T. Ford, Scott T. Ford and Francis X. Frantz, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Corporation, to sign a Registration Statement on Form S-3 (or any successor form), together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to registering some or all of the unregistered shares of Corporation's common stock received in connection with the Corporation's acquisition of Georgia Telephone Corporation by the stockholders thereof, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

 IN WITNESS WHEREOF, I have hereunto set my hand this 22 day of February, 2001.



                                  Signed:  /s/ David A. Gatewood
                                          ________________________________
                                          Name      David A. Gatewood